SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Agreement") is made this 24 day of September, 2013 by and between Arens Controls Company, L.L.C. ("Arens"), a manager-managed limited liability company formed and existing under the laws of Illinois on one hand, and Enova Systems, Inc. ("Enova"), a corporation incorporated and existing under the laws of California on the other hand (collectively, the "Parties").

PREAMBLE

WHEREAS, in 2007, Enova submitted purchase orders to Arens (the "Purchase Orders");

WHEREAS, on December 8, 2008, Arens filed a lawsuit against Enova captioned *Arens Controls Company, L.L.C. v. Enova Systems, Inc.*, Case No. 08 CV 6994 (the "Lawsuit") in the United States District Court for the Northern District of Illinois, Eastern Division for breach of Purchase Orders;

WHEREAS, in the Lawsuit, Arens asserted eight counts against Enova seeking to recover its alleged damages incurred in connection with purchased inventory, unpaid invoices, improper charges and deductions, the cost of manufacturing and testing equipment, the cost of engineering drawings, and lost profits;

WHEREAS, Enova denied liability with respect to all of the claims Arens asserted in the Lawsuit;

WHEREAS, on January 5, 2011, Arens and Enova partially settled the claims concerning the alleged damages incurred in connection with the purchased inventory, unpaid invoices, and improper charges and deductions;

WHEREAS, on July 20, 2012, the district court entered summary judgment in the Lawsuit, in favor of Arens and against Enova, on Enova's liability for the remaining claims, leaving damages to be determined;

WHEREAS, on December 12, 2012, after a jury trial on damages, the district court entered judgment against Enova in the amount of $2,014,169.07, as damages for the cost of manufacturing and testing equipment, the cost of engineering drawings, and lost profits (the "Judgment");

WHEREAS, on January 15, 2013, Enova filed a notice of appeal to the United States Court of Appeals for the Seventh Circuit, captioned *Arens Controls Company, L.L.C. v. Enova Systems, Inc.*, Case No. 13-1102 (the "Appeal"), of the Judgment rendered in the Lawsuit;

WHEREAS, in order to avoid the risks and costs associated with the pending Appeal, the parties to this Agreement desire to resolve the dispute.

NOW, THEREFORE, for and in consideration of the mutual releases and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as

follows:

1. **Consideration**

Subject to the terms and conditions of this Agreement:

(a) within 3 business days after the date of this Agreement, Enova will file a motion to dismiss the pending Appeal with prejudice by agreement, in accordance with Fed. R. App. P. 27 and Seventh Circuit IOP 1(c)(7);

(b) during the 120 calendar days immediately following the date of this Agreement (the "Non-Enforcement Period"), Arens shall not take any actions to enforce the Judgment;

(c) at any time after expiration of the Non-Enforcement Period, Arens shall be entitled, without further notice, to enforce the Judgment against Enova or against any of its assets and otherwise exercise all available procedures and remedies for collection of the full amount of Judgment; and

(d) Enova agrees that it will not contest the validity of the Judgment.

In the event that Enova pays Arens three hundred thousand and no/100 dollars ($300,000.00) at any time during the Non-Enforcement Period, then within 3 business days after Arens receives confirmation that such payment has cleared, Arens will file a satisfaction of judgment, stating that the Judgment has been satisfied.

2. **Mutual Releases**

Upon receipt of the consideration set forth in paragraph 1, Arens completely releases and forever discharges Enova and each of its heirs, successors, assigns, attorneys, servants, employees, and agents, from any and all claims, actions, causes of action or demands, whether in law or equity, for damages or any other thing whatsoever, known or unknown, presently in existence or which may arise in the future, arising out of or in connection with any claim, cause, act or event whatsoever which occurred prior to the date of this Agreement.

In exchange for Arens's release in this paragraph, Enova completely releases and forever discharges Arens and each of its heirs, successors, assigns, attorneys, servants, employees, and agents, from any and all claims, actions, causes of action or demands, whether in law or equity, for damages or any other thing whatsoever, known or unknown, presently in existence or which may arise in the future, arising out of or in connection with any claim, cause, act or event whatsoever which occurred prior to the date of this Agreement.

3. **Final Mutual Release and Settlement**

Arens and Enova agree and acknowledge that this Agreement constitutes a full, complete, fair and final mutual release and settlement of any and all disputes, claims, or causes of action, known or unknown, contingent or accrued, that exist or may hereafter exist between them arising out of, or that are in any way connected with or related to, the Lawsuit or the Appeal, or any dealings whatsoever between Arens and Enova.

The Parties hereby waive any and all rights which such Parties may have under any provision of law limiting a general release, such as: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

4. <u>Miscellaneous Terms and Conditions</u>

(a) This Agreement contains the complete agreement and understanding between the Parties relating to the subject matter hereof.

(b) Arens acknowledges that the foregoing consideration represents a good-faith compromise of a disputed claim, and is not an admission of any fault or liability whatsoever on the part of Enova or any of its agents or affiliates, past or present.

(c) This Agreement may be executed in multiple counterparts, each of which shall constitute one and the same document and shall be deemed an original.

(d) This Agreement may be executed by facsimile or .pdf signatures which shall be deemed to have the same force and effect as an original signature.

(e) This Agreement may be modified only by a written document signed by the Parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions hereof shall be valid unless it is written and signed by the party against whom the waiver is to be enforced.

(f) This Agreement shall be binding upon the parties hereto, their predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, officers, employees, and attorneys. Each of the signatories to this Agreement represents and warrants that he or she is authorized to execute this Agreement and to bind the Parties hereto.

(g) If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part or provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement, provided that such enforcement of this Agreement would not deprive the parties of the relative benefit of their bargain reflected in this Agreement.

(h) The Parties acknowledge that they have had the opportunity to consult with legal counsel of their choosing prior to entering into this Agreement and that they enter this Agreement knowingly and voluntarily.

(i) By executing this Agreement, each of the Parties represents to the other that (a) the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement; (b) this Agreement constitutes the legal, valid and binding obligation of each of the Parties, enforceable against each of the Parties in accordance with its terms; and (c) each of the Parties is the owner of, and, prior to the execution of this Agreement, has not sold, assigned, abandoned, conveyed, or otherwise transferred or disposed of any of, the claims, demands, causes of action, obligations, damages, or liabilities released by or related to this

Agreement.

(j) The Parties cooperated in the drafting of this Agreement, and in the event that it is determined that any provision herein is ambiguous, that provision shall not be presumptively construed against any Party.

(k) In the event that any Party breaches any term of this Agreement and the non-breaching Party is required to employ counsel to enforce its rights, the prevailing party shall recover its attorneys' fees and costs incurred with respect to such enforcement of rights.

(l) The preamble provisions are incorporated into this Agreement by reference as if they are a part of this Agreement.

(m) The Parties agree that no evidence concerning this Agreement, its contents, or negotiations related to it shall be offered into evidence in any proceeding other than one to enforce this Agreement.

(n) The Parties agree that this Agreement reflects a compromise and resolution of disputed claims and is not a factual or legal determination of any issue. Nothing contained in this Agreement shall constitute or be treated or characterized as an admission by any party of any fact, liability, or wrongdoing of any kind, or as evidence of any allegation of any Party.

5. <u>Notices</u>

Any notices given or required to be given under this Agreement shall be served upon the Parties via e-mail and overnight delivery as follows:

Notices to Arens:

Robert C. Bruebach
Vice President of Finance
Arens Controls Company, L.L.C.
3602 N. Kennicott Ave.
Arlington Heights, IL 60004-1467
bbruebach@arens.com

Notices to Enova:
John Micek
Chief Executive Officer
Enova Systems, LLC
2945 Columbia Street
Torrance, CA 90503
jmicek@sppvc.com

IN WITNESS WHEREOF, the Parties hereto agree to the foregoing by the signatures of their authorized representatives below as of the date set forth above.

Arens Controls Company, L.L.C.

Enova Systems, Inc.

By: Ken Kunin
Title: President & Chief Executive Officer

By: John Micek
Title: Chief Executive Officer

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